Exhibit 99.1

        Virage Logic Reports First-Quarter Fiscal 2004 Results;
     Revenues Up 10% Sequentially While Royalties Set New Record

   FREMONT, Calif.--(BUSINESS WIRE)--Jan. 20, 2004--Virage Logic
Corporation (Nasdaq:VIRL)

   Quarterly News Release Highlights:

   -- Q1 revenues of $10.9 million, compared with $9.9 million for Q4

   -- Q1 GAAP net loss of $359,000, or $0.02 per share, compared with a net loss of $687,000, or $0.03 per share, for Q4

   -- Q1 pro forma* net loss of $276,000, or $0.01 per share, compared with a pro forma net loss of $621,000, or $0.03 per share, for Q4.

   Virage Logic Corporation (Nasdaq:VIRL), a leading provider of best-in-class semiconductor IP platforms, today reported its financial results for the first quarter of fiscal 2004 ended December 31, 2003.
   Revenues for the first quarter of fiscal 2004 were $10.9 million, up 10 percent sequentially over $9.9 million for the fourth quarter of fiscal 2003, and compared with $11.6 million for the first quarter of fiscal 2003. Total license revenue for the first quarter of fiscal 2004 was $9.5 million, compared with $8.6 million for the prior quarter and $11.0 million for the same quarter a year ago. Royalties for the first quarter of fiscal 2004 were $1.4 million, exceeding the prior historical record of $1.3 million for the fourth quarter of fiscal 2003, and up from $515,000 for the first quarter of fiscal 2003.
   As reported under generally accepted accounting principles (GAAP) in the U.S., net loss for the first quarter of fiscal 2004 was $359,000, or $0.02 per share. By comparison, net loss for the fourth quarter of fiscal 2003 was $687,000, or $0.03 per share, and the net loss for the first quarter of fiscal 2003 was $385,000, or $0.02 per share.
   Pro forma net loss for the first quarter of fiscal 2004 was $276,000, or $0.01 per share. This compared with a pro forma net loss of $621,000, or $0.03 per share, for the fourth quarter of fiscal 2003, and with pro forma net income of $239,000, or $0.01 per share, for the same quarter a year ago. Pro forma net loss for the first quarter of fiscal 2004 included a pro forma operating loss of $585,000, as well as net interest income of $168,000 and a tax benefit of $141,000.
   "The first quarter marked continued progress toward our goal of returning to profitability," said Adam Kablanian, president and chief executive officer. "Our results for the quarter were driven by further market penetration of our semiconductor IP platform products among emerging foundries, continued growth in our royalty base and an increase in 90-nanometer design starts beyond what we saw in the fourth quarter. In addition, we are seeing signs of improved business activity in the semiconductor industry and better visibility in our business."

   Additional Recent Business Highlights

   During the first quarter, Virage Logic:

   -- Signed a wafer-based royalty-bearing agreement with an important emerging Asia-based foundry to provide Virage
        Logic's semiconductor IP platform for the foundry's
        0.13-micron process, adding to Virage Logic's foundry coverage beyond its strong existing foundry relationships with Chartered Semiconductor Manufacturing, Semiconductor
        Manufacturing International Corporation (SMIC), Silterra,
        Tower Semiconductor, Taiwan Semiconductor Manufacturing
        Company (TSMC), and United Microelectronics Corporation (UMC)

   -- Licensed the company's ASAP Logic(TM) product with a royalty-bearing agreement to a new foundry for use on the 90-nanometer process and signed six other new ASAP Logic end-customer licensing agreements for 0.18-, 0.15- and 0.13-micron technologies

   -- Booked a total of four new 90-nanometer agreements with key foundry and integrated device manufacturer (IDM) customers, including the ASAP Logic foundry agreement mentioned above, as well as two agreements which included Virage Logic's ASAP Memory(TM) and Self-Test and Repair (STAR) Memory System(TM) and one agreement which included the ASAP Logic product

   -- Signed eight new direct royalty-bearing agreements for the STAR Memory System, bringing the total number of agreements to over 60, and three new NOVeA(R) agreements bringing the total to nine end-product design agreements across five foundries and one IDM

   --  Shipped products under licensing agreements to 46 customers -
        39 existing and seven new.

   Business Outlook

   Virage Logic also reported today its outlook for the second quarter of fiscal 2004. The company currently expects to be profitable on a pro forma basis with total revenues in the range of $12.0 to $12.4 million, an anticipated increase over the first quarter of 10 percent to 14 percent. Total expected revenues for the quarter are anticipated to include royalties of approximately $1.5 million. In addition, the company expects total pro forma operating expenses to increase sequentially by approximately $600,000 to $1.0 million. Net interest income and the company's effective tax rate are expected to remain fairly consistent with the first quarter. Although this news release will be available on the company's website, the company disclaims any duty or intention to update these or any other forward-looking statements.

   Use of Non-GAAP Financial Measure

   This press release includes financial measures for operating and net income and loss that exclude certain non-cash charges and that have not been calculated in accordance with generally accepted accounting principles (GAAP). These measures differ from GAAP in that they exclude non-cash items related to deferred stock-based compensation for stock options in connection with the company's initial public offering and acquisition activity and the amortization of purchased technology. The non-GAAP net loss measure also assumes a 34% effective tax rate for the first fiscal quarters ended December 31, 2003 and 2002, which differs from the company's GAAP effective tax rate. Virage Logic has previously provided these measurements as a supplement to GAAP information because the company believes they provide a consistent basis for comparison between quarters that is not influenced by certain non-cash and non-recurring expenses or by changes in the company's effective tax rate and, therefore, is helpful to understanding the company's underlying operational results. These measures should not be considered an alternative to GAAP and may not be comparable to information provided by other companies. The reconciliation of GAAP to non-GAAP measurements for net income and loss for the recently completed quarter is set forth in the tabular information below.

   Webcast and Taped Replay

   Virage Logic's management plans to hold a teleconference on first-quarter 2004 results at 1:30 p.m. PT/4:30 p.m. ET today. Both a live webcast and an archived webcast of management's conference call regarding first-quarter results will be available to all investors from January 20, 2004 until January 20, 2005 on the Virage Logic website at http://www.viragelogic.com/ir/. In addition, a telephonic replay will be available through January 27, 2004 at (719) 457-0820, access code 177336.

   About Virage Logic

   Virage Logic Corporation (Nasdaq:VIRL) is a leading provider of best-in-class semiconductor IP platforms based on memory, logic and I/Os that are silicon-proven and production-ready. Virage Logic meets market demands for cost reduction, while improving performance and reliability for fabless and integrated device manufacturer (IDM) companies focused on the consumer, communications and networking, handheld and portable, and computer and graphics markets. Virage Logic is headquartered in Fremont, California and has sales and support offices worldwide. For more information, visit www.viragelogic.com or call (877) 360-6690 toll-free or (510) 360-8000.

   Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995:

   Statements made in this news release, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to trends, business outlook, products, and customer relationships. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic's ability to forecast its business, including its revenue and income outlook; Virage Logic's ability to execute on its strategy to become a provider of semiconductor IP platforms; Virage Logic's ability to continue to develop new products and maintain and develop new relationships with third-party foundries and integrated device manufacturers; adoption of Virage Logic's technologies by semiconductor companies and increases in the demand for their products; the company's ability to overcome the challenges associated with establishing licensing relationships with semiconductor companies; the company's ability to obtain royalty revenues from customers in addition to license fees, to receive accurate information necessary for calculating royalty revenues and to collect royalty revenues from customers; business and economic conditions generally and in the semiconductor industry in particular; the company's ability to complete a search for a new chief financial officer in a timely manner; competition in the market for semiconductor IP platforms; and other risks including those described in the company's Annual Report on Form 10-K for the period ended September 30, 2003, and in Virage Logic's other periodic reports filed with the SEC, all of which are available from Virage Logic's website (www.viragelogic.com) or from the SEC's website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.
   All trademarks are the property of their respective owners and are protected herein.

   * Pro forma results represent the company's operating results, excluding non-cash items related to deferred stock compensation for stock options in connection with the company's initial public offering and acquisition activity, and the amortization of purchased technology, and including net interest income and a tax benefit calculated using a tax rate which differs from the rate used under Generally Accepted Accounting Principles (GAAP).



                       Virage Logic Corporation
                 Consolidated Statements of Operations
               (In thousands, except per-share amounts)


                                                    Three Months Ended
                                                     Dec. 31, Dec. 31,
                                                       2003     2002
                                                     -------- --------
Revenues:
   License                                           $ 9,474  $11,050
   Royalties                                           1,386      515
Revenues                                              10,860   11,565
                                                     --------  -------
Cost and expenses:
 Cost of revenues                                      2,436    2,651
 Research and development                              4,413    4,629
 Sales and marketing                                   3,248    3,083
 General and administrative                            1,445    1,185
 Stock-based compensation                                 50      575
                                                     -------- --------
    Total cost and expenses                           11,592   12,123
                                                     -------- --------
Operating loss                                          (732)    (558)
Interest income and other, net                           168      249
                                                     -------- --------
Loss before taxes                                       (564)    (309)
Income tax provision (benefit)                          (205)      76
                                                     -------- --------

Net loss                                             $  (359) $  (385)
                                                     ======== ========

Earnings per share:
     Basic and diluted                               $ (0.02) $ (0.02)

Shares used in computing per share amounts:
     Basic and diluted                                21,181   20,453



                       Virage Logic Corporation
     Reconciliation of Pro Forma Net Income (Loss) to GAAP Results
               (In thousands, except per-share amounts)


                                                   Three Months Ended
                                                    Dec. 31,  Dec. 31,
                                                      2003      2002
                                                   --------- ---------

Pro forma net income (loss)                        $   (276) $    239

Amortization of purchased technology                     97        97

Stock-based compensation                                 50       575

Income tax provision (benefit)                          (64)      (48)
                                                   --------- ---------

 Total reconciling items                                 83       624
                                                   --------- ---------

Reported net loss                                  $   (359) $   (385)
                                                   ========= =========



                       Virage Logic Corporation
            Pro Forma Consolidated Statements of Operations
               (In thousands, except per-share amounts)

                                                    Three Months Ended
                                                    Dec. 31,  Dec. 31,
                                                      2003      2002
                                                    --------  --------
Revenues:
   License                                          $ 9,474   $11,050
   Royalties                                          1,386       515
                                                    --------  --------
Revenues                                             10,860    11,565
Cost and expenses:
 Cost of revenues                                     2,436     2,651
 Research and development                             4,413     4,629
 Sales and marketing                                  3,248     3,083
 General and administrative                           1,348     1,088
                                                    --------  --------
    Total cost and expenses                          11,445    11,451
                                                    --------  --------
Operating income (loss)                                (585)      114
Interest income and other, net                          168       249
                                                    --------  --------
Income (loss) before taxes                             (417)      363
Income tax provision (benefit)                         (141)      124
                                                    --------  --------
Pro forma net income (loss)                         $  (276)  $   239
                                                    ========  ========

Pro forma earnings per share:
     Basic                                          $ (0.01)  $  0.01
     Diluted                                        $ (0.01)  $  0.01

Shares used in computing per share amounts:
     Basic                                           21,181    20,453
     Diluted                                         21,181    21,282

   Pro forma statements of operations are intended to present the company's operating results, excluding non-cash items resulting from deferred stock compensation for stock options issued, and the amortization of purchased technology.

   The tax provision (benefit) in the pro forma statement for the periods presented for fiscal years 2004 and 2003 is computed using a tax rate of 34%.

   A reconciliation from pro forma net income (loss) to the GAAP results is presented on the prior page.

   The format presented above is not in accordance with Generally
    Accepted Accounting Principles.



                       Virage Logic Corporation
                      Consolidated Balance Sheets
                            (In thousands)
                                                   Dec. 31,  Sept. 30,
                                                     2003      2003
                                                  ---------  ---------
ASSETS
 Current assets:
   Cash and cash equivalents                      $ 49,043   $ 38,930
   Investments                                       9,087     16,085
   Accounts receivable, net                         13,324     10,499
   Costs in excess of related billings on
    uncompleted contracts                              715        619
   Prepaid expenses and other                        3,697      3,820
   Taxes receivable                                    120          -
                                                  ---------  ---------
       Total current assets                         75,986     69,953
   Property, equipment and leasehold improvements,
    net                                              5,519      6,250
   Intangible assets, net of amortization           12,833     12,930
   Deferred tax assets                               2,942      2,942
   Long term investments                             2,029      4,095
   Other long term assets                              395        392
                                                  ---------  ---------
         Total assets                             $ 99,704   $ 96,562
                                                  =========  =========


LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
   Accounts payable                               $    643   $    807
   Accrued payroll and related expenses              2,555      2,545
   Accrued expenses                                  1,706      1,226
   Deferred revenue                                  5,717      2,613
   Income taxes payable                                  -        309
                                                  ---------  ---------
       Total current liabilities                    10,621      7,500
 Deferred tax liability                              1,189      1,189
 Deferred acquisition costs                            500        500
                                                  ---------  ---------
       Total liabilities                            12,310      9,189
 Stockholders' equity:
   Common stock                                         21         21
   Additional paid-in capital                      110,664    110,330
   Unrealized gains and losses                          (1)         2
   Deferred stock-based compensation                   (81)      (130)
   Accumulated deficit                             (23,209)   (22,850)
                                                  ---------  ---------
       Total stockholders' equity                   87,394     87,373
                                                  ---------  ---------
          Total liabilities and stockholders'
           equity                                 $ 99,704   $ 96,562
                                                  =========  =========


    CONTACT: Virage Logic Corporation
             Doug Blankenship, 510-360-8063
             doug@viragelogic.com